UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2018
CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Acquire Assets of Horizon Plastics International Inc.

On January 16, 2018, 1137925 B.C. Ltd. (the “Subsidiary”), a wholly owned subsidiary of Core Molding Technologies, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Horizon Plastics International Inc., 1541689 Ontario Inc., 2551024 Ontario Inc. and Horizon Plastics de Mexico, S.A. de C.V. (collectively “Horizon”). Pursuant to the terms of the Agreement the Company acquired substantially all of the assets and assume certain specified liabilities of Horizon in exchange for approximately $63,000,000 in cash, subject to a working capital closing adjustment.

The completion of the acquisition occurred simultaneously with entry into the Agreement. The Agreement contains customary representations, warranties and indemnification provisions, as well as non-compete and non-solicitation provisions. The Company will have the right to make claims for indemnifiable matters directly against Horizon in certain limited circumstances and subject to certain limitations. A portion of the purchase price will be held by a third-party escrow agent as security for the indemnification obligations of Horizon.

The acquisition was funded through a combination of available cash on hand and borrowings under the Amended and Restated Credit Agreement with KeyBank National Association, as further described below.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Amended and Restated Credit Agreement

On January 16, 2018, the Company and the Subsidiary entered into an Amended and Restated Credit Agreement (the “A/R Credit Agreement”). The A/R Credit Agreement amended and restated that certain Credit Agreement, dated December 8, 2008, with KeyBank National Association as administrative agent, and the various financial institutions party thereto as lenders (the “Lenders”).

Pursuant to the terms of the A/R Credit Agreement (i) the Company may borrow revolving loans in the aggregate principal amount of up to $40,000,000 (the “US Revolving Loans”) from the Lenders and term loans in the aggregate principal amount of up to $32,000,000 from the Lenders, (ii) the Subsidiary may borrow revolving loans in an aggregate principal amount of up to $10,000,000 from the Lenders (which revolving loans shall reduce the availability of the US Revolving Loans to the Company on a dollar-for-dollar basis) and term loans in an aggregate principal amount of up to $13,000,000 from the Lenders and (iii) the Company may increase the aggregate principal amount of the aforementioned loans by up to an additional $25,000,000. The A/R Credit Agreement was entered into in order to finance the acquisition of assets from Horizon (as discussed above).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A/R Credit Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures contained above under Item 1.01 with respect to the agreement to acquire assets of Horizon are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained above under Item 1.01 with respect to the A/R Credit Agreement are incorporated herein by reference.

Item 8.01 Other Events.

On January 16, 2018, the Company issued a press release (the “Press Release”) announcing the transactions described in this Form 8-K. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(c) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated January 16, 2018, by and between the Company and Horizon
10.1	Amended and Restated Credit Agreement
99.1	Press Release dated January 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: January 19, 2018	By:	/s/ John P. Zimmer
	Name:	John P. Zimmer
	Title:	Vice President, Treasurer, Secretary and Chief Financial Officer